Exhibit 99.1

RAI 401K SAVINGS PLAN

Financial Statements and Supplemental Schedule

December 31, 2014 and 2013

(With Report of Independent Registered Public Accounting Firm Thereon)

RAI 401K SAVINGS PLAN

Table of Contents

Pages(s)

Report of Independent Registered Public Accounting Firm	1

Financial Statements:

Statements of Net Assets Available for Benefits as of December 31, 2014 and 2013	2

Statements of Changes in Net Assets Available for Benefits for the Years ended December 31, 2014 and 2013	3

Notes to Financial Statements	4–18

Supplemental Schedule – Form 5500, Schedule H, Line 4i – Schedule of Assets (Held at End of Year) as of December 31, 2014	19–23

Note:	Supplemental schedules, other than the one listed above, are omitted because of the absence of conditions under which they are required by Department of Labor Rules and Regulations for Reporting and Disclosures under the Employee Retirement Income Security Act of 1974.

Report of Independent Registered Public Accounting Firm

RAI Employee Benefits Committee of RAI 401k Savings Plan:

We have audited the accompanying statements of net assets available for benefits of RAI 401k Savings Plan (the Plan) as of December 31, 2014 and 2013, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2014 and 2013, and the changes in net assets available for benefits for years then ended, in conformity with U.S. generally accepted accounting principles.

The supplemental information in the accompanying schedule of Form 5500, Schedule H, Line 4i – Schedule of Assets (Held at End of Year) as of December 31, 2014 has been subjected to audit procedures performed in conjunction with the audit of the Plan’s 2014 financial statements. The supplemental information is presented for the purpose of additional analysis and is not a required part of the financial statements but includes supplemental information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental information is the responsibility of the Plan’s management. Our audit procedures included determining whether the supplemental information reconciles to the financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the supplemental information. In forming our opinion on the supplemental information, we evaluated whether the supplemental information, including its form and content, is presented in conformity with the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. In our opinion, the supplemental information in the accompanying schedule of Form 5500, Schedule H, Line 4i – Schedule of Assets (Held at End of Year) as of December 31, 2014 is fairly stated in all material respects in relation to the 2014 financial statements as a whole.

/s/ KPMG LLP

Greensboro, North Carolina

June 19, 2015

RAI 401K SAVINGS PLAN

Statements of Net Assets Available for Benefits

December 31, 2014 and 2013

	2014	2013

Assets:
Investments, at fair value:
Cash and cash equivalents	$11,683,816	$11,107,473
Reynolds Stock Fund	269,268,407	198,145,952
Equity (common and preferred stock)	28,020,108	24,723,566
Mutual funds	541,364,704	532,500,082
Common/collective trust funds	474,914,652	468,138,066
Investment contracts with insurance companies	350,842,194	380,197,082
Other	3,354	23,748

Total investments	1,676,097,235	1,614,835,969

Receivables:
Employer contributions	1,214,709	394,380
Due from broker for securities sold	1,473,131	1,179,340
Interest and dividends	2,698,378	2,385,249
Notes receivable from participants	13,244,022	13,388,971

Total receivables	18,630,240	17,347,940

Total assets	1,694,727,475	1,632,183,909

Liabilities:
Accrued administrative expenses	252,664	385,838
Due to broker for securities purchased	5,001,980	6,107,584
Payable for securities purchased on a forward-commitment basis	1,433,250	1,736,729

Total liabilities	6,687,894	8,230,151

Net assets available for benefits before adjustment for fully benefit-responsive investment contracts	1,688,039,581	1,623,953,758

Adjustment from fair value to contract value for fully benefit-responsive investment contracts	(887,532)	1,615,772

Net assets available for benefits	$1,687,152,049	$1,625,569,530

See accompanying notes to financial statements.

2

RAI 401K SAVINGS PLAN

Statements of Changes in Net Assets Available for Benefits

Years ended December 31, 2014 and 2013

	2014	2013

Additions:
Investment income:
Net appreciation in fair value of investments	$103,423,625	$179,192,694
Interest and dividends	33,309,349	35,766,851

Total investment income	136,732,974	214,959,545

Interest income on notes receivable from participants	554,258	575,499

Contributions:
Employer contributions	37,054,933	33,941,005
Participant contributions	39,716,321	35,842,417
Participant rollover contributions	2,090,887	878,822

Total contributions	78,862,141	70,662,244

Total additions	216,149,373	286,197,288

Deductions:
Benefits paid to participants	153,744,875	166,245,617
Administrative expenses	821,979	966,859

Total deductions	154,566,854	167,212,476

Net increase in net assets available for benefits	61,582,519	118,984,812

Net assets available for benefits at beginning of year	1,625,569,530	1,506,584,718

Net assets available for benefits at end of year	$1,687,152,049	$1,625,569,530

See accompanying notes to financial statements.

3

RAI 401K SAVINGS PLAN

Notes to Financial Statements

December 31, 2014 and 2013

(1)	Plan Description

The following brief description of the RAI 401k Savings Plan, referred to as the Plan, is provided for general information purposes only. Participants should refer to the plan document for more complete information.

(a)	General

The Plan is a voluntary defined contribution retirement plan for eligible employees of Reynolds American Inc., referred to as RAI or the Company, and participating subsidiaries: RAI Services Company, RAI International, Inc., R.J. Reynolds Tobacco Company, Reynolds Innovations Inc., Reynolds Finance Company, R.J. Reynolds Global Products, Inc., R.J. Reynolds Vapor Company, Niconovum USA, Inc., Kentucky BioProcessing, Inc., Santa Fe Natural Tobacco Company, Inc., referred to as Santa Fe, and American Snuff Company, LLC, referred to as ASC. All eligible employees become participants unless they elect not to participate. Kentucky BioProcesing, Inc. was a participating company effective January 1, 2014. RAI is the Plan Sponsor. The RAI Employee Benefits Committee controls and manages the operation and administration of the Plan. Fidelity Investments Institutional Operations Company, Inc., referred to as Fidelity Operations or Recordkeeper, serves as the recordkeeper for the Plan. Fidelity Management Trust Company, referred to as Fidelity or Trustee, serves as the Plan’s trustee. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, referred to as ERISA.

(b)	Contributions

Participant Contributions

Each year, participants may make pre-tax and/or Roth 401(k) contributions to the Plan of up to 50% of their compensation, as defined in the Plan document. The first 6% of such pre-tax and/or Roth contributions, referred to as match-eligible contributions, are eligible for employer matching contributions as set forth below. In addition, participants may make after-tax contributions to the Plan of up to 50% of their compensation, either in lieu of or in combination with pre-tax and/or Roth contributions, provided that the combined percentage of compensation for pre-tax, Roth and after-tax contributions is a minimum of 1% and a maximum of 50% of compensation and shall not exceed the participant’s after-tax compensation. Upon an employee’s initial hire date, he or she is automatically enrolled in the Plan with pre-tax contributions equal to 6% of compensation. A participant may elect a different contribution percentage (including 0%) at any time.

Employer Contributions

With respect to RAI Employees, as defined in the Plan document, the appropriate participating companies make matching contributions of 50% of a participant’s match-eligible contributions with respect to participants who are accruing a benefit under a defined benefit plan sponsored by RAI, and 100% of a participant’s match-eligible contributions with respect to participants who are not accruing a benefit under a defined benefit plan sponsored by RAI. In addition, the appropriate participating companies make retirement enhancement contributions to accounts of eligible RAI Employees equal to 3% to 9% of such participants’ eligible compensation, depending on the eligible participant’s hire date, age and years of service as of January 1, 2006.

4	(Continued)

RAI 401K SAVINGS PLAN

Notes to Financial Statements

December 31, 2014 and 2013

With respect to ASC Employees, as defined in the Plan document, ASC makes matching contributions of 100% of a participant’s match-eligible contributions. In addition, ASC makes retirement enhancement contributions to accounts of eligible ASC Employees equal to 3% or 6% of each such participant’s eligible compensation, depending on the eligible participant’s hire or transfer date.

With respect to Santa Fe Employees, as defined in the Plan document, Santa Fe makes matching contributions of 100% of a participant’s match-eligible contributions. In addition, Santa Fe makes retirement enhancement contributions to accounts of eligible Santa Fe Employees equal to 3% of each such participant’s eligible compensation.

(c)	Participant Accounts

Each participant’s account is credited with the participant’s contributions and allocations of the Company or participating subsidiaries’ contributions and Plan earnings, and charged with the participant’s withdrawals, Plan losses and an allocation of administrative expenses. Allocations are based on participant contributions, account balances, or compensation, as defined in the Plan document. The benefit to which a participant is entitled is the benefit that can be provided from the participant’s vested account.

(d)	Vesting

Participants are immediately vested in their contributions and actual earnings thereon. Vesting in employer contributions and earnings thereon made to a participant’s account occurs upon the earlier of the completion of 24 months of service with the Company and its participating subsidiaries or upon the occurrence of certain events as defined in the Plan document.

(e)	Investment Options

Plan investments are participant directed. Upon enrollment in the Plan, a participant may direct contributions in 1% increments or in fractional increments in any of 22 investment fund options, or in a self-directed brokerage account managed by Fidelity. Participants may change or transfer their investment options at any time via telephone or a secure internet website.

(f)	Notes Receivable from Participants

Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum of the lesser of 50% of their vested account balance, reduced by the highest outstanding loan balance during the preceding 12 months, or $50,000, and limited by certain restrictions in the Plan document. Generally, loan terms shall not be for more than five years, except that certain loans transferred shall continue in effect until paid off or defaulted under the terms of the loan instruments. The loans are secured by the balance in the participant’s account and bear interest at a rate commensurate with prevailing rates as determined by the Plan administrator. Principal and interest are paid ratably through payroll deductions. Participants may continue to make loan repayments via electronic funds transfer in order to prevent a default following termination of employment.

5	(Continued)

RAI 401K SAVINGS PLAN

Notes to Financial Statements

December 31, 2014 and 2013

(g)	Payment of Benefits

Upon termination of service, a participant is entitled to receive a lump sum amount equal to the value of the participant’s vested interest in their account, or, if elected by the participant, monthly installments calculated in accordance with rules set forth in the Plan. Partial lump sum distributions are also available after termination of service.

(h)	Expenses

Expenses relating to the purchase or sale of investments are included in the cost or deducted from the proceeds, respectively. Direct charges and expenses, including investment manager fees attributable to specific investment funds, may be charged against that investment fund. Administrative expenses such as trustee, auditor, general Plan recordkeeping and Internal Revenue Service user fees may be paid directly from the Plan and are allocated to participant accounts.

(i)	Forfeitures

Forfeitures are used to reduce future employer contributions. Certain forfeitures may be restored if the participant is reemployed before accruing five consecutive break-in-service years, as defined in the Plan document. For the years ended December 31, 2014 and 2013, employer contributions were reduced by $390,000 and $344,000, respectively, by forfeited nonvested accounts. At December 31, 2014 and 2013, forfeited nonvested accounts totaled $64,231 and $41,751, respectively.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Accounting

The accompanying financial statements of the Plan have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

(b)	Investment Valuation and Income Recognition

Investments are valued at fair value. See note 4 for discussion of fair value measurement. Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date. The Plan has entered into a pooled separate account and various fully benefit-responsive investment contracts with investment and insurance companies, which maintain the contributions in general accounts. The accounts are credited with earnings on the underlying investments and charged for participant withdrawals and administrative expenses.

Investment contracts held by a defined contribution plan are required to be reported at fair value. However, contract value is the relevant measurement attribute for that portion of the net assets available for benefits of a defined contribution plan attributable to fully benefit-responsive investment contracts because contract value is the amount participants would receive if they were to initiate permitted transactions under the terms of the Plan. The statement of net assets available for benefits presents the fair value of the investment contracts as well as the adjustment of the fully benefit-responsive investment contracts from fair value to contract value. The statement of changes in net assets available for benefits is prepared on a contract value basis.

6	(Continued)

RAI 401K SAVINGS PLAN

Notes to Financial Statements

December 31, 2014 and 2013

The contracts are included in the financial statements at contract value after adjustments from fair value. Contract value represents contributions made under the contract, plus earnings, less participant withdrawals and administrative expenses. Participants may direct the withdrawal or transfer of all or a portion of their investment at contract value. There are no reserves against contract value for credit risk of the contract issuer or otherwise. The average yield was 1.00% and 0.87% for the years ended December 31, 2014 and 2013, respectively. The contract rates ranged from 0.19% to 1.97% and 0.18% to 2.07% at December 31, 2014 and 2013, respectively. The crediting interest rate is based on a formula agreed upon with the issuer, but may not be less than certain percentages.

Certain events limit the ability of the Plan to transact at contract value with the insurance company and the financial institution issuer. Such events include the following: (i) amendments to the plan documents, including complete or partial Plan termination or merger with another plan; (ii) changes to the Plan’s prohibition on competing investment options or deletion of equity wash provisions; (iii) bankruptcy of the Plan Sponsor or other Plan Sponsor events, e.g., divestitures or spin-offs of a subsidiary, which cause a significant withdrawal from the Plan or (iv) the failure of the Plan to qualify for exemption from federal income taxes or any required prohibited transaction exemption under ERISA. The Plan administrator does not believe that the occurrence of any such event, which would limit the Plan’s ability to transact at contract value with participants, is probable.

The guaranteed investment contract does not permit the insurance company to terminate the agreement prior to the scheduled maturity date.

The following tables present the Plan’s investment contracts with insurance companies as of December 31, 2014 and 2013:

	Major credit ratings	Investments at fair value	Adjustment to contract value	Investments at contract value

December 31, 2014:
Synthetic guaranteed investment contracts:
Prudential Ins. Co. of America	A1/AA-	$44,643,952	$(192,725)	$44,451,227
Voya Ins. And Annuity Co.	A3/A-	10,053,254	(14,092)	10,039,162
American General Life Ins. Co.	A2/A+	10,053,254	(16,579)	10,036,675
Voya Ins. And Annuity Co.	A3/A-	109,255,055	(153,145)	109,101,910
Prudential Ins. Co. of America	A1/AA-	82,310,745	(355,330)	81,955,415
American General Life Ins. Co.	A2/A+	94,525,934	(155,661)	94,370,273

Total investment contracts with insurance companies		$350,842,194	$(887,532)	$349,954,662

7	(Continued)

RAI 401K SAVINGS PLAN

Notes to Financial Statements

December 31, 2014 and 2013

	Major credit ratings	Investments at fair value	Adjustment to contract value	Investments at contract value

December 31, 2013:
Synthetic guaranteed investment contracts:
Prudential Ins. Co. of America	A1/AA-	$89,673,675	$788,670	$90,462,345
ING Life Ins. and Annuity Co.	A3/A-	107,695,911	200,600	107,896,511
Prudential Ins. Co. of America	A1/AA-	90,988,047	800,230	91,788,277
American General Life Ins. Co.	A2/A+	61,012,989	(59,805)	60,953,184

		349,370,622	1,729,695	351,100,317

Guaranteed investment contracts:
Metropolitan Life Ins. Co.	Aa3/AA-	10,316,281	(51,221)	10,265,060
Metropolitan Life Ins. Co.	Aa3/AA-	6,076,418	—	6,076,418
New York Life Ins. Co.	Aaa/AA+	3,064,710	(40,009)	3,024,701

		19,457,409	(91,230)	19,366,179

Pooled separate account:
BNP Income Plus Fund		11,369,051	(22,693)	11,346,358

Total investment contracts with insurance companies		$380,197,082	$1,615,772	$381,812,854

(c)	Valuation of Notes Receivable from Participants

Notes receivable from participants are valued at amortized cost plus accrued interest.

(d)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates. The Plan utilizes various investment instruments. Investment securities, in general, are exposed to various risks, such as interest rate, credit and overall market volatility. The funds held by the Plan invest in securities with contractual cash flows, such as asset backed securities, collateralized mortgage obligations and commercial mortgage backed securities, including securities backed by subprime mortgage loans. The value, liquidity and related income of these securities are sensitive to changes in economic conditions, including real estate value, delinquencies or defaults, or both, and may be adversely affected by shifts in the market’s perceptions of the issuers and changes in interest rates. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the financial statements.

8	(Continued)

RAI 401K SAVINGS PLAN

Notes to Financial Statements

December 31, 2014 and 2013

(e)	Payment of Benefits

Benefits are recorded when paid.

(f)	Securities Purchased on a Forward-Commitment Basis

Delivery and payment for securities that have been purchased by the portfolios underlying the security-backed contracts of the Interest Income Fund on a when-issued or other forward-commitment basis can take place a month or more after the transaction date. During this period, these securities do not earn interest, are subject to market fluctuation, and may increase or decrease in value prior to their delivery. The purchase of securities on a when-issued or other forward-commitment basis may increase the volatility of the portfolios underlying the security-backed contracts if such purchases are made while remaining substantially fully invested.

(3)	Investments

The following table presents investments that represent 5% or more of the Plan’s net assets as of December 31, 2014 and 2013. Except for the Interest Income Fund, which is shown at contract value, all the funds are shown at fair value.

	2014	2013
Reynolds Stock Fund (4,108,430 and 3,897,293 shares, respectively)	$269,268,407	$198,145,952
Vanguard Total Stock (5,420,621 and 5,570,573 shares, respectively)	253,630,874	235,746,654
Interest Income Fund (3,960,095 and 4,513,220 units, respectively) (Fair value of $403,589,631* and $453,768,108* as of December 31, 2014 and 2013, respectively)	402,702,099	455,383,880
Intech Large Capital Growth (28,413,128 and 30,421,529 shares, respectively)	85,084,452	82,899,986

*	The fair value of the Interest Income Fund is presented net of the receivable and payable. The receivable represents the pending trades for securities sold of $950,180 and $796,358 as of December 31, 2014 and 2013, respectively. The payable represents the securities purchased on a forward-commitment basis of $1,433,250 and $1,736,729 as of December 31, 2014 and 2013, respectively.

The Interest Income Fund is an investment option for participants that is a stable value fund comprised of guaranteed investment contracts, synthetic guaranteed investment contracts, a pooled separate account with an insurance company, collective trust funds and cash and cash equivalents, which are separately disclosed on the statement of net assets available for benefits. The Reynolds Stock Fund consists primarily of shares of Reynolds American Inc. common stock. See note 4 for additional discussion regarding the Reynolds Stock Fund and detail of the investments in the Reynolds Stock Fund.

9	(Continued)

RAI 401K SAVINGS PLAN

Notes to Financial Statements

December 31, 2014 and 2013

The Plan’s investments, including gains and losses on investments bought and sold, as well as held during the year appreciated in value as follows:

	Years ended December 31
	2014	2013

Reynolds Stock Fund	$55,088,901	$31,125,518
Equity (common and preferred stock)	228,901	4,550,863
Mutual funds	19,544,445	82,816,429
Common/collective trust funds	25,199,426	56,717,399
Investment contracts with insurance companies	3,342,105	3,982,120
Other	19,847	365

Net appreciation in fair value of investments	$103,423,625	$179,192,694

(4)	Fair Value Measurement

The fair value of assets and liabilities is determined by using a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity, and the reporting entity’s own assumptions about market participant assumptions based on the best information available in the circumstances.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, essentially an exit price.

The three levels of the fair value hierarchy are described as follows:

Level 1 –	Inputs are quoted prices, unadjusted, in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 –	Inputs are other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. A Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3 –	Inputs are unobservable and reflect the reporting entity’s own assumptions about the assumptions that market participants would use in pricing the asset or liability.

10	(Continued)

RAI 401K SAVINGS PLAN

Notes to Financial Statements

December 31, 2014 and 2013

The following table sets forth by level, within the fair value hierarchy, the Plan’s assets at fair value as of December 31, 2014 and 2013:

	Assets at fair value as of December 31, 2014
	Level 1	Level 2	Level 3	Total

Mutual funds:
Foreign equities	$62,252,309	$—	$—	$62,252,309
Diversified domestic equities	253,630,874	—	—	253,630,874
Intermediate-term bonds	56,828,392	—	—	56,828,392
Inflation indexed bonds	8,865,246	—	—	8,865,246
Large-cap value	63,014,618	—	—	63,014,618
Small-cap value	40,672,409	—	—	40,672,409
Mid-cap growth	45,680,903	—	—	45,680,903
Other	10,419,953	—	—	10,419,953

Total mutual funds	541,364,704	—	—	541,364,704

Money market funds	11,269,697	—	—	11,269,697

Equities:
U.S. domestically traded equities	28,020,108	—	—	28,020,108

Total equities	28,020,108	—	—	28,020,108

Certificates of deposit	414,119	—	—	414,119

Common/collective trust funds:
Foreign equities	—	10,537,089	—	10,537,089
Large-cap growth	—	85,084,452	—	85,084,452
Short-term investment fund	—	53,230,507	—	53,230,507
Target date funds	—	326,062,604	—	326,062,604

Total common/collective trust funds	—	474,914,652	—	474,914,652

Reynolds Stock Fund:
RAI Common Stock	264,049,152	—	—	264,049,152
Fidelity money market fund	5,219,255	—	—	5,219,255

Total Reynolds Stock Fund	269,268,407	—	—	269,268,407

Synthetic investment contracts:
Fixed income fund	—	64,750,460	—	64,750,460
Corporate securities	—	48,119,964	—	48,119,964
Government related securities	—	72,639,593	—	72,639,593
Other asset backed securities	—	76,771,903	—	76,771,903
Commercial mortgage-backed securities	—	20,943,124	—	20,943,124

11	(Continued)

RAI 401K SAVINGS PLAN

Notes to Financial Statements

December 31, 2014 and 2013

	Assets at fair value as of December 31, 2014
	Level 1	Level 2	Level 3	Total

Residential mortgage-backed securities	$—	$63,626,829	$—	$63,626,829
Short-term investment fund	—	3,990,321	—	3,990,321

Total synthetic investment contracts	—	350,842,194	—	350,842,194

Other	—	3,354	—	3,354

Total investments at fair value	$850,337,035	$825,760,200	$—	$1,676,097,235

12	(Continued)

RAI 401K SAVINGS PLAN

Notes to Financial Statements

December 31, 2014 and 2013

	Assets at fair value as of December 31, 2013
	Level 1	Level 2	Level 3	Total

Mutual funds:
Foreign equities	$66,000,738	$—	$—	$66,000,738
Diversified domestic equities	235,746,654	—	—	235,746,654
Intermediate-term bonds	59,065,447	—	—	59,065,447
Inflation indexed bonds	9,141,970	—	—	9,141,970
Large-cap value	60,440,640	—	—	60,440,640
Small-cap value	48,062,756	—	—	48,062,756
Mid-cap growth	43,089,226	—	—	43,089,226
Other	10,952,651	—	—	10,952,651

Total mutual funds	532,500,082	—	—	532,500,082

Money market funds	10,696,039	—	—	10,696,039

Equities:
U.S. domestically traded equities	24,723,566	—	—	24,723,566

Total equities	24,723,566	—	—	24,723,566

Certificates of deposit	411,434	—	—	411,434

Common/collective trust funds:
Foreign equities	—	11,671,800	—	11,671,800
Large-cap growth	—	82,899,986	—	82,899,986
Short-term investment fund	—	74,511,397	—	74,511,397

13	(Continued)

RAI 401K SAVINGS PLAN

Notes to Financial Statements

December 31, 2014 and 2013

	Assets at fair value as of December 31, 2013
	Level 1	Level 2	Level 3	Total

Target date funds	$—	$299,054,883	$—	$299,054,883

Total common/collective trust funds	—	468,138,066	—	468,138,066

Reynolds Stock Fund:
RAI Common Stock	194,825,877	—	—	194,825,877
Fidelity money market fund	3,320,075	—	—	3,320,075

Total Reynolds Stock Fund	198,145,952	—	—	198,145,952

Synthetic investment contracts:
Fixed income fund	—	89,673,675	—	89,673,675
Corporate securities	—	45,776,856	—	45,776,856
Government related securities	—	39,651,622	—	39,651,622
Other asset backed securities	—	61,107,292	—	61,107,292
Commercial mortgage-backed securities	—	22,811,159	—	22,811,159
Residential mortgage-backed securities	—	57,900,255	—	57,900,255
Short-term investment fund	—	32,449,763	—	32,449,763

Total synthetic investment contracts	—	349,370,622	—	349,370,622

Pooled separate account	—	11,369,051	—	11,369,051
Guaranteed investment contracts	—	19,457,409	—	19,457,409
Other	—	23,748	—	23,748

Total investments at fair value	$766,477,073	$848,358,896	$—	$1,614,835,969

Following is a description of the valuation methodologies used for assets measured at fair value:

Money market funds, equities and mutual funds – Valued at the closing price reported on the active market on which the individual securities are traded.

Common/collective trust funds – These funds are valued using the net asset value, referred to as NAV, as a practical expedient, provided by the administrator of the fund. The NAV is based on the value of the underlying assets owned by the fund, less its liabilities, and then divided by the number of shares outstanding. The NAV is a quoted price in a market that is not active. The Plan has the ability to redeem its investments in the funds at the NAV at the valuation date. There are no significant restrictions, redemption terms, or holding periods which would limit the ability of the Plan or the participants to transact at the NAV.

14	(Continued)

RAI 401K SAVINGS PLAN

Notes to Financial Statements

December 31, 2014 and 2013

Reynolds Stock Fund – The fair value of the Reynolds Stock Fund is based on the combined year end closing price of Reynolds American Inc. common stock and monies held in a Fidelity money market fund used to meet daily liquidity needs. Both securities are valued based on the quoted market price of shares trading in active markets held by the Plan at year end. The Reynolds Stock Fund is tracked on a unitized basis, which allows for daily settling of trades by participants.

Pooled separate account – Valued using the NAV provided by the administrator of the fund. The NAV is based on the value of the underlying assets owned by the fund, less its liabilities, and then divided by the number of shares outstanding. The net asset value of the unit class held in the pooled separate account is determined on a daily basis. Units can be issued and redeemed on any business day at that day’s unit value. The class of units held in the pooled separate account maintains a constant NAV.

Synthetic investment contracts – Synthetic investment contracts consists of a fixed income common/collective trust fund, a short-term investment common/collective trust fund and individual fixed income securities whose value is guaranteed by wrapper contracts issued by high quality financial institutions. The common/collective trusts are valued using the net asset value (assets owned by the fund, less its liabilities, and then divided by the number of shares outstanding). The net asset value is a quoted price in a market that is not active. The individual fixed income securities are valued at the closing price reported on the active market on which the securities are traded. The wrapper contracts are valued based on the difference between the current wrapper fee and a re-bid provided by the financial institution that issued the contract, utilizing the current market discount rate, both of which are observable inputs. The value of the wrapper contracts was $0 as of December 31, 2014 and 2013.

Guaranteed investment contracts – Guaranteed investment contracts are valued at fair value utilizing the present value of future cash flows and the current market discount rate, both of which are observable inputs.

For the years ended December 31, 2014 and 2013, there were no transfers of assets into or out of Level 1 and Level 2 of the fair value hierarchy described above.

(5)	Related Party Transactions

Certain investments, within the Fidelity Brokeragelink and Fidelity Retirement Money Market Fund, are managed by Fidelity and, therefore, those transactions qualified as party-in-interest transactions. Administrative fees paid to Fidelity for the years ended December 31, 2014 and 2013 were $323,898 and $563,906, respectively.

The Reynolds Stock Fund (Fund) is provided as an investment option for participants in the Plan. As RAI is the Plan Sponsor, these transactions qualify as party-in-interest transactions. Fund dividends for the years ended December 31, 2014 and 2013 were $10,642,730 and $9,279,612, respectively. The Fund held 4,108,430 shares at $64.27 per share as of December 31, 2014 and 3,897,293 shares at $49.99 per share as of December 31, 2013.

15	(Continued)

RAI 401K SAVINGS PLAN

Notes to Financial Statements

December 31, 2014 and 2013

(6)	Income Tax Status

The Plan obtained its latest determination letter dated December 16, 2013, in which the Internal Revenue Service stated that the Plan’s design was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended since receiving this determination letter. The Company believes that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code, and the Plan and related trust continue to be tax exempt. Therefore, no provision for income taxes has been included in the Plan’s financial statements.

Accounting principles generally accepted in the United States of America require plan management to evaluate tax positions taken by the Plan and recognize a tax liability (or asset) if the Plan has taken an uncertain position that more likely than not would not be sustained upon examination by the Internal Revenue Service. The Plan administrator has analyzed the tax positions taken by the Plan, and has concluded that as of December 31, 2014, there are no uncertain positions taken or expected to be taken that would require recognition of a liability (or asset) or disclosure in the financial statements. The Plan is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress. The Plan administrator believes it is no longer subject to income tax examinations for years prior to 2011.

(7)	Plan Termination

Although it has not expressed any intent to do so, the RAI Employee Benefits Committee has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of the Plan’s termination, the Plan provides that the net assets are to be distributed to participating employees in amounts equal to their respective interests in such assets.

(8)	Contingency

In May 2002, in Tatum v. The R.J.R. Pension Investment Committee of the R. J. Reynolds Tobacco Company Capital Investment Plan, an employee of RJR Tobacco filed a class-action suit in the U.S. District Court for the Middle District of North Carolina, alleging that the defendants, RJR, RJR Tobacco, the RJR Employee Benefits Committee and the RJR Pension Investment Committee, violated ERISA. The actions about which the plaintiff complains stem from a decision made in 1999 by RJR Nabisco Holdings Corp., subsequently renamed Nabisco Group Holdings Corp., referred to as NGH, to spin off RJR, thereby separating NGH’s tobacco business and food business. As part of the spin-off, the 401(k) plan for the previously related entities had to be divided into two separate plans for the now separate tobacco and food businesses. The plaintiff contends that the defendants breached their fiduciary duties to participants of the RJR 401(k) plan when the defendants removed the stock funds of the companies involved in the food business, NGH and Nabisco Holdings Corp., referred to as Nabisco, as investment options from the RJR 401(k) plan approximately six months after the spin-off. The plaintiff asserts that a November 1999 amendment (the 1999 Amendment) that eliminated the NGH and Nabisco funds from the RJR 401(k) plan on January 31, 2000, contained sufficient discretion for the defendants to have retained the NGH and Nabisco funds after January 31, 2000, and that the failure to exercise such discretion was a breach of fiduciary duty. In his complaint, the plaintiff requests, among other things, that the court require the defendants to pay as damages to the RJR 401(k) plan an amount equal to the subsequent appreciation that was purportedly lost as a result of the liquidation of the NGH and Nabisco funds.

16	(Continued)

RAI 401K SAVINGS PLAN

Notes to Financial Statements

December 31, 2014 and 2013

In July 2002, the defendants filed a motion to dismiss, which the court granted in December 2003. In December 2004, the U.S. Court of Appeals for the Fourth Circuit reversed the dismissal of the complaint, holding that the 1999 Amendment did contain sufficient discretion for the defendants to have retained the NGH and Nabisco funds as of February 1, 2000, and remanded the case for further proceedings. The court granted the plaintiff leave to file an amended complaint and denied all pending motions as moot. In April 2007, the defendants moved to dismiss the amended complaint. The court granted the motion in part and denied it in part, dismissing all claims against the RJR Employee Benefits Committee and the RJR Pension Investment Committee. The remaining defendants, RJR and RJR Tobacco, filed their answer and affirmative defenses in June 2007. The plaintiff filed a motion for class certification, which the court granted in September 2008. The district court ordered mediation, but no resolution of the case was reached. In September 2008, each of the plaintiffs and the defendants filed motions for summary judgment, and in January 2009, the defendants filed a motion to decertify the class. A second mediation occurred in June 2009, but again no resolution of the case was reached. The district court overruled the motions for summary judgment and the motion to decertify the class.

A nonjury trial was held in January and February 2010. During closing arguments, the plaintiff argued for the first time that certain facts arising at trial showed that the 1999 Amendment was not validly adopted, and then moved to amend his complaint to conform to this evidence at trial. On June 1, 2011, the court granted the plaintiff’s motion to amend his complaint and found that the 1999 Amendment was invalid.

The parties filed their findings of fact and conclusions of law on February 4, 2011. On February 25, 2013, the district court dismissed the case with prejudice. On March 8, 2013, the plaintiffs filed a notice of appeal. On August 4, 2014, the Fourth Circuit Court of Appeals, referred to as Fourth Circuit, reversed, holding that the district court applied the wrong standard when it held that the defendants did not cause any loss to the plan and remanded the case back to the district court to apply the correct standard. On September 2, 2014, the Fourth Circuit denied the defendants’ request for rehearing en banc. The mandate from the Fourth Circuit was issued on October 1, 2014. On November 19, 2014, the district court held a hearing and ordered briefing on various issues that remain pending on remand, with briefs due on various dates in January and February 2015. On December 1, 2014, the defendants filed a petition for writ of certiorari with the U.S. Supreme Court, and briefing on the defendants’ petition has been completed. On March 9, 2015, the Supreme Court invited the U.S. Solicitor General to express the views of the United States with respect to the defendants’ petition, and the U.S. Solicitor General filed his invitation brief on May 26, 2015. On June 9, 2015, the defendants filed their response brief to the U.S. Solicitor General’s brief. The defendants’ petition will be considered by the U.S. Supreme Court on June 25, 2015.

17	(Continued)

RAI 401K SAVINGS PLAN

Notes to Financial Statements

December 31, 2014 and 2013

(9)	Reconciliation of Financial Statements to Form 5500

The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500:

	December 31
	2014	2013

Net assets available for benefits per the financial statements	$1,687,152,049	$1,625,569,530
Adjustment from fair value to contract value for fully benefit-responsive investment contracts	887,532	(1,615,772)

Net assets available for benefits per the Form 5500	$1,688,039,581	$1,623,953,758

The following is a reconciliation of investment income per the financial statements for the years ended December 31, 2014 and 2013 to the Form 5500:

	2014	2013

Total investment income per the financial statements	$136,732,974	$214,959,545
Adjustment from fair value to contract value for fully benefit-responsive investment contracts	887,532	(1,615,772)
Prior year adjustment from fair value to contract value for fully benefit-responsive investment contracts	1,615,772	(3,843,628)

Total investment income per the Form 5500	$139,236,278	$209,500,145

(10)	Subsequent Event

Plan management has evaluated subsequent events from the balance sheet date through the date at which the financial statements were issued, and determined there are no other items to disclose.

18

RAI 401K SAVINGS PLAN

Form 5500, Schedule H, Line 4i – Schedule of Assets (Held at End of Year)

December 31, 2014

Identity of issue	Maturity	Cost**	Par value or number of units	Current value

Unitized Company Stock Fund:
* Reynolds Stock Fund-RAI Common Stock			4,108,430	$264,049,152

Mutual funds:
Vanguard Total Stock Fund			5,420,621	253,630,874
Dodge and Cox International Stock			700,787	29,510,149
Vanguard Total International Stock IS			314,889	32,742,161
PIMCO Total Return Fund			4,493,047	47,895,878
Invesco Growth & Income R5			2,371,645	63,014,618
TCM Small Mid Cap Growth			2,883,895	45,680,903
PIMCO Real Return Inst			811,836	8,865,246
WM Blair Small CP Val I			2,238,437	40,672,409
Vanguard Total BD Market Inst			821,758	8,932,514
* Brokeragelink External Fund			444,203	7,138,849
* Brokeragelink Unit			84,146	1,031,742
* Brokeragelink Fidelity Fund			94,454	2,249,361

Total mutual funds				541,364,704

Cash management accounts:

Money market fund:
* Brokeragelink Money Market Fund			11,237,734	11,237,734
* Reynolds Stock Fund-Fidelity Money Market Fund			5,219,255	5,219,255
* Fidelity Retirement Money Market Fund			31,963	31,963

Total money market funds				16,488,952

* Brokeragelink Certificate of Deposit			413,000	414,119

Total cash management accounts				16,903,071

Common and preferred stock:
* Brokeragelink Common and Preferred Stock			151,242,017	28,020,108

Common/collective investment trusts:
BTC Lifepath Index Retire			3,939,550	55,263,215
BTC Lifepath Index 2020			4,291,842	58,201,235
BTC Lifepath Index 2025			4,471,855	60,893,703
BTC Lifepath Index 2030			3,009,406	40,926,422
BTC Lifepath Index 2035			2,160,067	29,327,233
BTC Lifepath Index 2040			1,991,864	26,977,013
BTC Lifepath Index 2045			1,993,678	26,916,843
BTC Lifepath Index 2050			1,589,337	21,719,249
BTC Lifepath Index 2055			356,698	5,837,691
Capital Guardian International Fund			193,058	10,537,089
Intech Large Capital Growth			28,413,128	85,084,452
Wells Fargo Short-term Investment Fund S (Interest Income Fund)			53,230,507	53,230,507

Total common/collective investment trusts				474,914,652

Synthetic guaranteed investment contracts (Interest Income Fund):
Prudential Insurance Company of America, 1.51%
Wells Fargo Fixed Income Fund M			43,317,874	44,643,952
Voya Ins. And Annuity Co., 1.23%
Wells Fargo Fixed Income Fund L			10,010,000	10,053,254
American General Life Ins. Co. 1.35%
Wells Fargo Fixed Income Fund L			10,010,000	10,053,254

Voya Ins. And Annuity Co., Contract #60384, 1.23%
Prudential Insurance Company of America, Contract #GA-63102, 1.51%
American General Life Ins. Co., Contract #1635559, 1.35%
Access Group Inc 2013-1	2/25/2036		914,993	903,907
Ally Auto Receivables Trust 2014-2	4/15/2019		1,400,000	1,397,864
Ally Auto Receivables Trust 2014-SN2	9/20/2017		1,400,000	1,396,703
American Express Crdt Acct Mstr Trst AMXCA 2014-3 A 3.0-YR	4/15/2020		1,400,000	1,401,270
American Express Credit Corp	6/12/2015		400,000	401,638
American Express Credit Corp	9/22/2017		250,000	250,489
American Honda Finance Corp	12/11/2017		710,000	713,027
AmeriCredit Auto Receivables T	1/8/2019		1,400,000	1,396,685
AmeriCredit Auto Receivables Trust AMCAR 2014-4 A3 2.2-YR	7/8/2019		1,400,000	1,394,466
AmeriCredit Automobile Receivables Trust 2014-2	2/8/2019		1,400,000	1,394,478
Anheuser-Busch Cos LLC	1/15/2015		300,000	300,533
Apple Inc	5/6/2019		930,000	940,557
Arizona School Facilities Board	7/1/2017		735,000	733,207

19	(Continued)

RAI 401K SAVINGS PLAN

Form 5500, Schedule H, Line 4i – Schedule of Assets (Held at End of Year)

December 31, 2014

Identity of issue	Maturity	Cost**	Par value or number of units	Current value

AT&T Inc	2/15/2017		800,000	$801,635
BA Credit Card Trust	1/15/2020		1,400,000	1,399,748
Banc of America Commercial Mortgage Trust 2006-2	5/10/2045		250,049	250,809
Banc of America Commercial Mortgage Trust 2007-4	2/10/2051		1,398,373	1,525,074
Bank of America Corp	4/1/2019		530,000	533,888
Bank of America Corp	8/1/2016		500,000	538,663
Bank of America NA	11/14/2016		700,000	697,476
Bank of Montreal	1/30/2017		1,500,000	1,525,332
Bank of Nova Scotia/The	7/15/2016		790,000	795,284
Bank of Nova Scotia/The	3/22/2017		725,000	732,445
Barclays Bank PLC	5/10/2017		200,000	204,043
Bayer US Finance LLC	10/6/2017		430,000	430,276
BB&T Corp	3/22/2017		600,000	608,659
Bear Stearns Commercial Mortgage Securities Trust 2006-PWR12	9/11/2038		977,619	1,026,118
Becton Dickinson and Co	12/15/2017		530,000	531,955
BNP Paribas SA	3/17/2017		930,000	927,387
BP Capital Markets PLC	5/10/2018		800,000	785,799
Brazos Higher Education Authority	7/25/2029		1,103,071	1,111,550
Caisse Centrale Desjardins	3/6/2017		1,600,000	1,614,638
Capital Auto Receivables Asset Trust	2/21/2017		1,000,000	1,000,425
Capital Auto Receivables Asset Trust	12/20/2017		1,500,000	1,500,014
Capital One Multi-Asset Execut	1/15/2020		1,400,000	1,398,293
CarMax Auto Owner Trust 2014-2	1/15/2019		1,100,000	1,096,659
Caterpillar Financial Services Corp	8/18/2017		270,000	268,887
Caterpillar Financial Services Corp	8/1/2016		380,000	387,292
Caterpillar Financial Services Corp	12/1/2019		230,000	230,252
Chase Issuance Trust	1/15/2019		1,100,000	1,099,460
Chase Issuance Trust	11/15/2019		570,000	567,735
Chevron Corp	11/15/2017		280,000	279,674
Chevron Corp	6/24/2016		330,000	330,698
Chevron Corp	11/15/2017		370,000	370,300
Chrysler Capital Auto Receivables Tr	9/15/2017		1,400,000	1,401,471
Cisco Systems Inc	3/3/2017		360,000	360,152
CIT Equipment Collateral 2014-VT1	10/21/2019		1,000,000	997,112
Citibank Credit Card Issuance Trust	4/9/2020		1,400,000	1,401,999
Citigroup Inc	11/24/2017		450,000	449,483
Citigroup Inc	7/29/2019		1,000,000	1,000,803
City of Columbus OH	2/15/2015		1,195,000	1,195,394
City of Dallas TX	2/15/2017		775,000	783,525
City of Oklahoma City OK	3/1/2018		790,000	801,621
CNH Equipment Trust 2014-B	5/15/2019		1,500,000	1,495,658
CNH Equipment Trust 2014-C	5/15/2018		1,400,000	1,392,747
COMM 2012-CCRE4 Mortgage Trust	10/15/2045		596,253	594,472
COMM 2013-LC6 A1	1/10/2046		809,341	805,105
Commonwealth Bank of Australia	12/11/2018		950,000	948,163
Commonwealth Edison Co	4/15/2015		700,000	707,924
Cooper US Inc	1/15/2016		500,000	507,507
Cooperatieve Centrale Rabobank Nederland	10/13/2015		1,200,000	1,214,404
County of King WA	12/1/2016		345,000	357,185
Credit Suisse Commercial Mortgage Trust Series 2006-C1	2/15/2039		1,050,000	1,080,261
Credit Suisse/New York NY	5/26/2017		250,000	249,264
Daimler Finance North America LLC	1/11/2016		450,000	451,224
Daimler Finance North America LLC	9/15/2016		350,000	358,553
Dayton Metro Library	12/1/2017		600,000	594,060
Denton Independent School District	8/15/2016		635,000	646,278
Des Moines Area Community College	6/1/2016		340,000	345,103
Discover Card Execution Note Trus	4/15/2020		1,700,000	1,696,450
DNB Boligkreditt AS	3/21/2018		950,000	945,808
Ecolab Inc	2/15/2015		924,000	928,375
EdLinc Student Loan Funding Trust 2012-1	9/25/2030		858,710	868,438
Edsouth Indenture No 4 LLC	2/26/2029		844,393	844,003
EFS Volunteer No 2 LLC	7/26/2027		851,420	855,572
EI du Pont de Nemours & Co	1/15/2016		1,500,000	1,519,415
Export Leasing 2009 LLC	8/28/2021		1,140,274	1,139,246
Extended Stay America Trust 2013-ESH	12/5/2031		1,200,000	1,194,878
Extended Stay America Trust 2013-ESH	12/5/2031		1,200,000	1,190,520
Fannie Mae Pool	11/1/2022		1,582,793	1,608,935
Fannie Mae Pool	7/1/2034		260,159	280,041
Fannie Mae Pool	8/1/2044		1,308,206	1,343,163
Fannie Mae Pool	10/1/2024		1,357,489	1,396,068

20	(Continued)

RAI 401K SAVINGS PLAN

Form 5500, Schedule H, Line 4i – Schedule of Assets (Held at End of Year)

December 31, 2014

Identity of issue	Maturity	Cost**	Par value or number of units	Current value

Fannie Mae Pool	7/1/2023		1,900,255	$1,954,775
Fannie Mae Pool	11/1/2024		2,738,809	2,816,783
Fannie Mae Pool	1/1/2023		3,285,378	3,379,668
Fannie Mae Pool	9/1/2022		750,173	771,727
Fannie Mae Pool	5/1/2044		1,230,665	1,267,668
Fannie Mae Pool	4/1/2044		2,193,376	2,263,001
Fannie Mae Pool	5/1/2044		1,254,017	1,293,077
Fannie Mae Pool	7/1/2044		1,278,127	1,320,243
Fannie Mae Pool	9/1/2018		2,488,743	2,582,165
Fannie Mae Pool	11/1/2038		1,671,129	1,882,411
Fannie Mae Pool	1/1/2037		112,059	119,226
Fannie Mae Pool	8/1/2037		1,115,811	1,198,514
Fannie Mae REMIC Trust 2004-W3	5/25/2034		787,174	857,191
Fannie Mae REMICS	10/25/2040		1,175,249	1,163,500
Fannie Mae REMICS	1/25/2027		1,162,213	1,190,057
Fannie Mae REMICS	3/25/2030		1,301,855	1,333,944
Fannie Mae REMICS	5/25/2038		1,315,421	1,335,643
Fannie Mae-Aces	5/25/2018		2,774,478	2,774,736
Fannie Mae-Aces	1/25/2017		3,360,553	3,362,260
Fannie Mae-Aces	11/25/2015		3,347,855	3,353,878
Fannie Mae-Aces	11/25/2016		3,830,482	3,839,993
Fannie Mae-Aces	2/25/2016		759,557	762,073
Federal National Mortgage Association	9/27/2017		1,700,000	1,696,576
Fifth Third Auto Trust 2013-A	9/15/2017		600,000	599,995
Fifth Third Auto Trust 2014-2	11/15/2018		1,000,000	997,652
FN 5/1 2.45 Hybrid FWD January 2015	1/1/2045		1,400,000	1,432,340
FNA 2012 - M14 ASQ2	2/25/2017		1,168,018	1,170,533
Ford Credit Auto Lease Trust 2014-A	4/17/2017		1,500,000	1,498,638
Ford Credit Auto Lease Trust 2014-B	9/15/2017		1,900,000	1,897,243
Ford Credit Auto Owner Trust 2013-D	4/15/2018		1,000,000	998,699
Ford Credit Auto Owner Trust 2014-A	5/15/2018		1,300,000	1,298,996
Ford Credit Auto Owner Trust 2014-C	5/15/2019		1,400,000	1,395,957
Freddie Mac Gold Pool	10/1/2027		695,084	714,360
Freddie Mac Gold Pool	7/1/2026		489,810	524,440
Freddie Mac Non Gold Pool	1/1/2043		682,408	702,145
Freddie Mac Non Gold Pool	10/1/2035		380,656	408,258
Freddie Mac Non Gold Pool	8/1/2044		1,320,445	1,351,890
Freddie Mac Non Gold Pool	8/1/2044		1,301,815	1,333,359
Freddie Mac Non Gold Pool	10/1/2043		1,098,280	1,127,086
Freddie Mac Non Gold Pool	7/1/2044		1,341,525	1,378,866
Freddie Mac Non Gold Pool	11/1/2043		959,671	986,238
Freddie Mac Non Gold Pool	5/1/2044		927,282	958,756
Freddie Mac Non Gold Pool	6/1/2044		1,475,029	1,525,990
Freddie Mac Non Gold Pool	5/1/2041		1,029,731	1,103,789
Freddie Mac REMICS	3/15/2040		1,082,722	1,068,168
Freddie Mac REMICS	6/15/2041		1,978,668	1,922,850
Freddie Mac REMICS	12/15/2040		870,219	882,995
Freddie Mac REMICS	3/15/2026		1,088,257	1,115,816
Freddie Mac REMICS	10/15/2027		1,136,497	1,169,857
Freddie Mac REMICS	9/15/2028		1,757,336	1,836,216
Freddie Mac REMICS	4/15/2040		932,737	956,118
Freddie Mac REMICS	3/15/2028		1,437,713	1,481,949
GE Equipment Small Ticket LLC Series 2014-1	9/25/2017		1,100,000	1,097,953
GE Equipment Transportation LLC Series 2014-1	4/23/2018		1,700,000	1,698,706
General Electric Capital Corp	7/12/2016		500,000	503,407
General Electric Capital Corp	1/9/2017		500,000	517,415
General Mills Inc	3/17/2015		650,000	656,101
Ginnie Mae II pool	3/20/2058		849,353	857,837
Ginnie Mae II pool	6/20/2058		1,726,754	1,765,938
Ginnie Mae II pool	10/20/2039		444,299	469,459
Ginnie Mae II pool	11/20/2039		483,530	512,772
Ginnie Mae II pool	9/20/2060		1,347,246	1,457,771
Ginnie Mae II pool	5/20/2059		1,100,116	1,152,629
Ginnie Mae II pool	4/20/2060		1,117,604	1,219,690
Ginnie Mae II pool	12/20/2059		1,017,238	1,093,680
Ginnie Mae II pool	9/20/2059		1,138,096	1,207,788
Goldman Sachs Group Inc/The	1/22/2018		800,000	808,079
GS Mortgage Securities Corp II	2/10/2046		549,115	547,027
GS Mortgage Securities Trust 2006-GG8	11/10/2039		1,022,726	1,082,724
GS Mortgage Securities Trust 2012-GCJ7	5/10/2045		430,054	431,349

21	(Continued)

RAI 401K SAVINGS PLAN

Form 5500, Schedule H, Line 4i – Schedule of Assets (Held at End of Year)

December 31, 2014

Identity of issue	Maturity	Cost**	Par value or number of units	Current value

Harley-Davidson Motorcycle Trust 2013-1	7/15/2016		940,779	$940,809
Hays Consolidated Independent School District	8/15/2016		600,000	626,628
Hilton USA Trust 2013-HLF	11/5/2030		1,226,904	1,226,967
HSBC Bank PLC	5/15/2018		600,000	593,458
HSBC USA Inc	1/16/2018		450,000	448,267
Hyundai Auto Receivables Trust 2013-C	2/15/2018		1,000,000	1,002,875
Indiana University	8/1/2016		600,000	598,848
Jackson County School District No 6 Central Point	6/15/2017		500,000	495,865
John Deere Owner Trust 2014-A	4/16/2018		1,200,000	1,199,450
JP Morgan Chase Commercial Mortgage Securities Corp	12/15/2047		410,883	410,814
JP Morgan Chase Commercial Mortgage Securities Trust 2006-LDP7	4/15/2045		1,000,000	1,044,170
JP Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10	1/15/2049		1,062,313	1,135,415
JPMorgan Chase & Co, 2.2%, $380,000 par, due 10/22/2019	10/22/2019		380,000	376,723
JPMorgan Chase & Co, 3.45%, $1,000,000 par, due 3/1/2016	3/1/2016		1,000,000	1,026,403
Kentucky Higher Education Student Loan Corp	6/1/2026		888,421	886,058
KeyBank NA/Cleveland OH	12/15/2019		250,000	251,024
Kimco Realty Corp	2/1/2018		500,000	535,324
LB-UBS Commercial Mortgage Trust 2006-C1	2/15/2031		1,049,975	1,075,354
LB-UBS Commercial Mortgage Trust 2006-C6	9/15/2039		1,175,000	1,242,121
Liberty Property LP	10/1/2017		750,000	840,446
M&T Bank Auto Receivables Trust 2013-1	11/15/2017		1,000,000	1,003,117
Marathon Oil Corp	3/15/2018		735,000	816,949
MassMutual Global Funding II	9/28/2015		1,476,000	1,496,106
Medtronic Inc	3/15/2020		290,000	290,761
Micron Semiconductor Asia Pte Ltd	1/15/2019		1,399,500	1,397,237
Missouri Higher Ed Loan Authority	1/26/2026		759,043	762,344
Missouri Higher Education Loan Authority	8/27/2029		810,063	814,576
Morgan Stanley BAML Trust	2/15/2046		854,178	854,772
Morgan Stanley Bank of America Merrill Lynch Trust 2012-C6	11/15/2045		646,371	642,758
Morgan Stanley Capital I Trust 2006-HQ9	7/12/2044		1,149,817	1,215,937
Morgan Stanley Capital I Trust 2006-IQ12	12/15/2043		1,241,085	1,310,417
Morgan Stanley	1/5/2018		560,000	557,950
Mortgage-Linked Amortizing Notes	1/15/2022		316,993	323,035
National Australia Bank Ltd	6/20/2017		1,125,000	1,141,757
NCUA Guaranteed Notes Trust 2010-C1	10/29/2020		1,054,305	1,056,061
NCUA Guaranteed Notes Trust 2010-R2	11/6/2017		806,878	809,109
Nevada Power Co	8/1/2018		805,000	932,710
New York Life Global Funding	1/2/2019		400,000	401,432
New York State Dormitory Authority	2/15/2016		550,000	551,958
Norfolk Southern Corp	4/1/2018		700,000	785,557
North Orange County Community College District/CA	8/1/2016		500,000	498,985
Northstar Education Finance Inc	12/26/2031		880,847	884,580
Oracle Corp	7/7/2017		500,000	499,501
Oracle Corp	10/15/2017		440,000	438,434
Oracle Corp	1/15/2019		160,000	162,769
Pennsylvania Higher Ed Assistance	4/25/2030		647,540	648,957
Plano Independent School District	2/15/2017		700,000	731,479
PNC Bank NA	10/18/2017		940,000	938,945
Porsche Innovative Lease Owner Trust 2012-1	12/21/2015		90,019	90,015
Procter & Gamble Co/The	2/15/2015		800,000	802,915
Ridgewood Board of Education	10/1/2015		500,000	501,035
Rio Tinto Alcan Inc	6/1/2015		500,000	508,797
Royal Bank of Canada	10/30/2015		415,000	416,006
Royal Bank of Canada	9/19/2017		550,000	546,860
Royal Bank of Canada	7/20/2016		800,000	816,432
Schlumberger Investment SA	9/14/2016		530,000	539,645
South Carolina Student Loan Corp	8/25/2034		926,189	917,242
Southern California Edison Co	1/15/2016		670,000	699,700
St Charles School District	3/1/2018		800,000	860,816
State of Arkansas	7/1/2016		915,000	911,898
State of New York	3/1/2018		440,000	468,684
State of Ohio	5/1/2017		475,000	495,088
State of Oregon	8/1/2018		625,000	621,938
State of Wisconsin	5/1/2016		250,000	250,628
State of Wisconsin	5/1/2018		750,000	831,015
Statoil ASA	11/9/2017		630,000	626,162
Sun Prairie Area School District/WI	3/1/2016		450,000	449,303
Sysco Corp	10/2/2017		320,000	319,648
Toronto-Dominion Bank/The	11/5/2019		690,000	691,372
Total Capital International SA	6/28/2017		1,300,000	1,304,434

22	(Continued)

RAI 401K SAVINGS PLAN

Form 5500, Schedule H, Line 4i – Schedule of Assets (Held at End of Year)

December 31, 2014

Identity of issue	Maturity	Cost**	Par value or number of units	Current value

Township of Dundee IL	12/1/2015		1,000,000	$1,001,480
Toyota Auto Receivables 2013-B Owner Trust	7/17/2017		1,000,000	1,001,874
Toyota Auto Receivables 2014-A Owner Trust	12/15/2017		1,400,000	1,398,466
UBS AG/London	3/30/2017		1,125,000	1,150,216
Ukraine Government AID Bonds	5/16/2019		500,000	503,375
United States Treasury Inflation Indexed Bonds	4/15/2019		5,411,000	5,422,512
United States Treasury Inflation Indexed Bonds	4/15/2018		77,000	78,793
United States Treasury Note/Bond	2/29/2016		23,150,000	23,121,063
United States Treasury Note/Bond	3/15/2016		5,275,000	5,275,411
United States Treasury Note/Bond	9/30/2017		3,000,000	2,967,891
United States Treasury Note/Bond	6/15/2017		2,850,000	2,848,441
United States Treasury Note/Bond	7/15/2017		5,725,000	5,718,290
United States Treasury Note/Bond	9/30/2016		3,700,000	3,727,173
United States Treasury Note/Bond	11/30/2019		2,875,000	2,856,807
University of Michigan	4/1/2017		520,000	534,758
US Bank NA/Cincinnati OH	9/11/2017		650,000	650,397
Verizon Communications Inc	9/15/2016		384,000	392,515
Vermont Student Assistance Corp	4/30/2035		986,932	989,271
Volkswagen Auto Lease Trust 2014-A	4/20/2017		1,000,000	996,810
Walt Disney Co/The	9/15/2016		1,700,000	1,837,635
World Omni Auto Receivables Trust 2013-A	4/16/2018		1,450,000	1,449,085
Wells Fargo Short Term Investment Fund S			3,990,321	3,990,321

				286,091,734

Total synthetic investment contracts				350,842,194

Other			904	3,354

Total investments				1,676,097,235

* Notes receivable from participants (1,415 loans with interest rates ranging from 4.25% to 9.25% and maturity dates ranging from 1/1/2015 – 12/16/2029).				13,244,022

Total assets				$1,689,341,257

*	Denotes a party-in-interest.
**	Cost information is not required for participant-directed investments and therefore, is not included.

See accompanying independent auditors’ report.

23